EX-99.1

Contact: Kathleen Campbell, Marketing Director	First Citizens Community Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports THIRD quarter 2013 Earnings

MANSFIELD, PENNSYLVANIA— October 25, 2013 – Citizens Financial Services, Inc. (OTC BB: CZFS), parent company of First Citizens Community Bank, has released its unaudited financial performance for the nine months ended September 30, 2013.

For the three months ended September 30, 2013, net income totaled $3,512,000 which compares to net income of $3,464,000 for the third quarter of 2012. This represents an increase of $48,000, or 1.4%. Earnings per share of $1.16 for the third quarter compares to $1.13 last year.  Annualized return on equity for the comparable periods was 15.42% and 16.78%, while return on assets was 1.58% for both periods.

For the nine months ended September 30, 2013, net income totaled $10,079,000 which compares to $10,666,000 for the same period last year. This represents a decrease of $587,000, or 5.5%. Earnings per share of $3.33 decreased 4.3% from $3.48 per share last year.  Annualized return on equity for the comparable periods was 15.13% and 17.74%, while return on assets was 1.52% and 1.62%, respectively.  CEO and President Randall E. Black stated, “Our financial performance continues to remain strong and better than peer.  As expected, results for 2013 have been impacted by the prolonged low interest rate environment, which has resulted in margin compression as cash flows are being invested at lower yields.”

Net interest income, before the provision for loan losses, decreased from $22,838,000 for the nine months ended September 30, 2012 to $22,409,000 in 2013.  The decrease of $429,000, or 1.9%, is reflective of the previously stated declining margins.  On a tax equivalent basis, the net interest margin has decreased from 3.99% last year to 3.89% this year.  The tax equivalent yields on interest earning assets decreased from 4.94% for the first nine months of 2012 to 4.67% this year.  “As expected, the sluggish economy and the current interest rate environment have continued to impact our margins.  Despite growth in interest earning assets from a year ago, particularly loans, the additional assets are added at lower rates than those assets that are maturing or re-pricing.  This has been offset somewhat by reducing our cost of funds, which has decreased from 1.12% last year to .93% this year”, added Mr. Black.

At September 30, 2013, total assets were $899.4 million, which was an increase of $17.0 million from total assets of $882.4 million at December 31, 2012.  From year-end 2012, the investment portfolio and time deposits with other banks have increased a total of $10.7 million to a combined $320.9 million at September 30, 2013.  Net loans of $515.3 million as of the end of September have increased $19.6 million, or 4%, compared to December 31, 2012 and have increased $22.8 million from September 30, 2012.  Part of this growth has been the success in Luzerne and Lackawanna counties since opening a loan production office in the latter part of 2012.  Asset quality remains strong.  As of September 30, 2013, non-performing assets totaled $9.8 million and represented 1.87% of loans.  This compares to 1.83% as of December 31, 2012.  Through September 2013, the provision for loan loss was $315,000 which is the same as the amount recorded last year.  The annualized net charge-offs as a percent of average loans remains very low at .01%.

Stockholders’ equity totaled $90.4 million at September 30, 2013, which compares to $89.5 million at December 31, 2012. The increase is attributable to net income of $10.1 million offset by cash dividends paid of $2.5 million and purchases of treasury stock of $1.2 million. Additionally, the unrealized gains on available for sale investment securities have decreased $5.7 million due to the increase in long-term interest rates that has occurred in 2013. On September 27, 2013, a cash dividend of $.285 per share was paid on September 28, 2013 to shareholders of record on September 20, 2013. The cash dividend compares to the June 28, 2013 cash dividend of $.271 per share after giving retroactive consideration to the 5% stock dividend.  The cash and stock dividend reflects the Board of Directors’ desire to provide total shareholder return to the shareholder base.

Citizens Financial Services, Inc. has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 18 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	September 30	December 31	September 30
(in thousands except share data)	2013	2012	2012
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 10,956	$ 12,307	$ 10,086
Interest-bearing	2,800	14,026	624
Total cash and cash equivalents	13,756	26,333	10,710

Interest bearing time deposits with other banks	2,480	-	-

Available-for-sale securities	318,452	310,252	322,039

Loans held for sale	260	1,458	-

Loans (net of allowance for loan losses: $7,070 at September 30, 2013;
$6,784 at December 31, 2012 and $6,734 at September 30, 2012)	515,262	495,679	492,492

Premises and equipment	11,259	11,521	11,419
Accrued interest receivable	3,815	3,816	3,961
Goodwill	10,256	10,256	10,256
Bank owned life insurance	14,554	14,177	14,047
Other assets	9,302	8,935	11,293

TOTAL ASSETS	$ 899,396	$ 882,427	$ 876,217

LIABILITIES:
Deposits:
Noninterest-bearing	$ 89,716	$ 89,494	$ 84,767
Interest-bearing	668,940	647,602	644,440
Total deposits	758,656	737,096	729,207
Borrowed funds	43,163	46,126	47,956
Accrued interest payable	971	1,143	1,213
Other liabilities	6,226	8,587	7,865
TOTAL LIABILITIES	809,016	792,952	786,241
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares at September 30, 2013, December 31, 2012 and September 30, 2012;
none issued in 2013 or 2012	-	-	-
Common stock
$1.00 par value; authorized 15,000,000 shares at September 30, 2013, December 31, 2012 and September 30, 2012; issued 3,305,517 shares at September 30, 2013; 3,161,324 at
December 31, 2012 and September 30, 2012	3,306	3,161	3,161
Additional paid-in capital	23,545	16,468	16,474
Retained earnings	72,190	71,813	70,255
Accumulated other comprehensive income	(816)	4,631	5,990
Treasury stock, at cost: 289,040 shares at September 30, 2013; 262,921 shares at
December 31, 2012 and 247,134 shares at September 30, 2012	(7,845)	(6,598)	(5,904)
TOTAL STOCKHOLDERS' EQUITY	90,380	89,475	89,976
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 899,396	$ 882,427	$ 876,217

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2013	2012	2013	2012
INTEREST INCOME:
Interest and fees on loans	$ 7,521	$ 7,448	$ 21,799	$ 22,352
Interest-bearing deposits with banks	8	5	27	11
Investment securities:
Taxable	905	1,085	2,804	3,519
Nontaxable	850	919	2,563	2,793
Dividends	23	17	61	49
TOTAL INTEREST INCOME	9,307	9,474	27,254	28,724
INTEREST EXPENSE:
Deposits	1,279	1,486	3,894	4,707
Borrowed funds	283	373	951	1,179
TOTAL INTEREST EXPENSE	1,562	1,859	4,845	5,886
NET INTEREST INCOME	7,745	7,615	22,409	22,838
Provision for loan losses	90	105	315	315
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,655	7,510	22,094	22,523
NON-INTEREST INCOME:
Service charges	1,100	1,139	3,203	3,346
Trust	169	148	539	472
Brokerage and insurance	120	80	333	305
Gains on loans sold	75	102	236	287
Investment securities gains, net	91	240	385	561
Earnings on bank owned life insurance	127	128	377	378
Other	124	109	328	342
TOTAL NON-INTEREST INCOME	1,806	1,946	5,401	5,691
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,856	2,705	8,456	8,126
Occupancy	302	304	956	928
Furniture and equipment	157	113	372	315
Professional fees	187	209	604	701
FDIC insurance	112	115	337	353
Pennsylvania shares tax	183	115	548	441
Other	1,123	1,398	3,301	3,488
TOTAL NON-INTEREST EXPENSES	4,920	4,959	14,574	14,352
Income before provision for income taxes	4,541	4,497	12,921	13,862
Provision for income taxes	1,029	1,033	2,842	3,196
NET INCOME	$ 3,512	$ 3,464	$ 10,079	$ 10,666

PER COMMON SHARE DATA:
Net Income - Basic	$ 1.16	$ 1.13	$ 3.33	$ 3.49
Net Income - Diluted	$ 1.16	$ 1.13	$ 3.33	$ 3.48
Cash Dividends Paid	$ 0.285	$ 0.290	$ 0.837	$ 0.853

Number of shares used in computation - basic	3,024,507	3,052,628	3,029,801	3,059,808
Number of shares used in computation - diluted	3,025,990	3,054,694	3,031,089	3,061,570

Financial Highlights

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2013	2012	2013	2012
Performance Ratios and Share Data:
Return on average assets (annualized)	1.58%	1.58%	1.52%	1.62%
Return on average equity (annualized)	15.42%	16.78%	15.13%	17.74%
Net interest margin (tax equivalent)	3.93%	3.99%	3.89%	3.99%
Cash dividends paid per share	$ 0.285	$ 0.290	$ 0.837	$ 0.853
Earnings per share - basic	$ 1.16	$ 1.13	$ 3.33	$ 3.49
Earnings per share - diluted	$ 1.16	$ 1.13	$ 3.33	$ 3.48
Number of shares used in computation - basic	3,024,507	3,052,628	3,029,801	3,059,808
Number of shares used in computation - diluted	3,025,990	3,054,694	3,031,089	3,061,570

Balance Sheet Highlights (dollars in thousands):	September 30, 2013	December 31, 2012	September 30, 2012

Assets	$ 899,396	$ 882,427	$ 876,217
Investment securities:
Available for sale	318,452	310,252	322,039
Loans (net of unearned income)	522,332	502,463	499,226
Allowance for loan losses	7,070	6,784	6,734
Deposits	758,656	737,096	729,207
Stockholders' Equity	90,380	89,475	89,976
Non-performing assets	9,786	9,189	9,157
Non-performing assets to total loans	1.87%	1.83%	1.83%
Annualized net charge-offs to total loans	0.01%	0.02%	0.02%
Average Leverage Ratio	10.29%	9.70%	9.62%
Common shares outstanding	3,016,477	2,898,403	2,914,490
Book value per share	$ 30.20	$ 27.89	$ 27.46